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                                                                       Exhibit A

                          REAL ESTATE INCOME FUND INC.

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

     REAL ESTATE INCOME FUND INC., a Maryland corporation, having its principal office in Baltimore City, Maryland (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The charter of the Corporation is hereby amended by deleting existing ARTICLE I in its entirety and renumbering the remaining Articles.

     SECOND: The charter of the Corporation is hereby amended by deleting existing Section (1) of ARTICLE VIII in its entirety and substituting in lieu thereof a new Section (1) of ARTICLE VII (as renumbered) to read as follows:

          (1) Notwithstanding any other provision of these Amended and Restated Articles of Incorporation, the affirmative vote of the holders of (i) eighty percent (80%) of the votes entitled to be cast thereon by shareholders of the Corporation and (ii) in the case of a Business Combination (as defined below), 66 2/3% of the votes entitled to be cast thereon by shareholders of the Corporation other than votes entitled to be cast thereon by an Interested Party (as defined below) who is (or whose Affiliate (as defined below) is) a party to a Business Combination (as defined below) or an Affiliate or associate of the Interested Party, in addition to the affirmative vote of seventy-five percent (75%) of the entire Board of Directors, shall be required to advise, approve, adopt or authorize any of the following:

               (i) a merger, consolidation or statutory share exchange of the Corporation with or into another person;

               (ii) issuance or transfer by the Corporation (in one or a series of transactions in any 12 month period) of any securities of the Corporation to any person or entity for cash, securities or other property (or combination thereof) having an aggregate fair market value of $1,000,000 or more, excluding issuances or transfers of debt securities of the Corporation, sales of securities of the Corporation in connection with a public offering, issuances of securities of the Corporation pursuant to a dividend reinvestment plan adopted by the Corporation, issuances of securities of the Corporation upon the exercise of any stock subscription rights distributed by the Corporation and portfolio transactions effected by the Corporation in the ordinary course of business;

               (iii) sale, lease, exchange, mortgage, pledge, transfer or other disposition by the Corporation (in one or a series of

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                                                                               2

          transactions in any 12 month period) to or with any person or entity of any assets of the Corporation having an aggregate fair market value of $1,000,000 or more except for portfolio transactions (including pledges of portfolio securities in connection with borrowings) effected by the Corporation in the ordinary course of its business (transactions within clauses (i), (ii) and (iii) above being known individually as a "Business Combination");

               (iv) the voluntary liquidation or dissolution of the Corporation, or an amendment to these Amended and Restated Articles of Incorporation to terminate the Corporation's existence; or

               (v) unless the 1940 Act or federal law requires a lesser vote, any shareholder proposal as to specific investment decisions made or to be made with respect to the Corporation's assets as to which stockholder approval is required under Federal or Maryland law.

          However, the shareholder vote described in Paragraph (1) of this
     Article VII will not be required with respect to the foregoing transactions (other than those set forth in (v) above) if they are approved by a vote of seventy-five percent (75%) of the Continuing Directors (as defined below). In that case, if Maryland law requires shareholder approval, the affirmative vote of a majority of the votes entitled to be cast shall be required.

               (i) "Continuing Director" means any member of the Board of Directors of the Corporation who is not an Interested Party or an Affiliate of an Interested Party and has been a member of the Board of Directors for a period of at least 12 months, or has been a member of the Board of Directors since June 20, 2002, or is a successor of a Continuing Director who is unaffiliated with an Interested Party and is recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the Board of Directors.

               (ii) "Interested Party" shall mean any person, other than an investment company advised by the Corporation's initial investment manager or any of its Affiliates, which enters, or proposes to enter, into a Business Combination with the Corporation.

               (iii) "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

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                                                                               3

     THIRD: The charter of the Corporation is hereby amended by deleting existing Section (2) of ARTICLE IX in its entirety and substituting in lieu thereof a new Section (2) of ARTICLE VIII (as renumbered) to read as follows:

          (2) In addition to the voting requirements imposed by law or by any other provision of these Amended and Restated Articles of Incorporation, the provisions set forth in this Article VIII, the provisions of Article II hereof, the provisions of Sections (2) and (3) of Article V hereof, the provisions of these Amended and Restated Articles of Incorporation setting the maximum number of Directors at twenty-five (25), the provisions of
     Article VII and the provisions of Article IX (except as provided in Section
     (1) of Article VII) hereof, may not be amended, altered or repealed in any respect, nor may any provision inconsistent with this Article VIII, the provisions of Sections (2) and (3) of Article V hereof, the provision setting the maximum number of Directors or the provisions of Article VII hereof be adopted, unless such action is advised by seventy-five percent (75%) of the entire Board of Directors and approved by the affirmative vote of the holders of at least seventy-five percent (75%) of the votes entitled to be cast by stockholders of the Corporation.

     FOURTH: The foregoing amendments do not increase the authorized stock of the Corporation.

     FIFTH: The foregoing amendments to the Charter of the Corporation have been approved by a majority of the entire Board of Directors and no stock entitled to be voted on the matter was outstanding or subscribed for at the time of approval.

     SIXTH: The foregoing amendments to the Charter of the Corporation shall become effective upon acceptance for record by the Maryland State Department of Assessments and Taxation.

     SEVENTH: The charter of the Corporation is hereby restated in its entirety to read as follows:

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                          REAL ESTATE INCOME FUND INC.



                                    ARTICLE I

                                      NAME

          The name of the corporation (which is hereinafter called the "Corporation") is "Real Estate Income Fund Inc.".

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                                                                               4
                                   ARTICLE II

                                PURPOSE AND POWER

     The purpose for which the Corporation is formed is (i) to conduct and carry on the business of a closed-end investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act") and (ii) to engage in other lawful business or activity, whether or not related to the business described elsewhere in this Article or to any other business at the time or theretofore engaged in by the Corporation. The Corporation shall have all of the powers granted to corporations by the Maryland General Corporation Law now or hereafter in force.

                                   ARTICLE III

                       PRINCIPAL OFFICE AND RESIDENT AGENT

     The post office address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 300 Lombard Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, a Maryland corporation. The post office address of the resident agent is 300 Lombard Street, Baltimore, Maryland 21202.

                                   ARTICLE IV

                                  CAPITAL STOCK

     (1) The total number of shares of capital stock that the Corporation shall have authority to issue is one hundred million (100,000,000) shares, of the par value of one mill ($0.001) per share and of the aggregate par value of one hundred thousand dollars ($100,000), all of which one hundred million (100,000,000) shares are initially classified as "Common Stock".

     (2) The Corporation may issue fractional shares. Any fractional share shall carry proportionately the rights of a whole share including, without limitation, the right to vote and the right to receive dividends. The holder of a fractional share shall not, however, have the right to receive a certificate evidencing it.

     (3) All persons who shall acquire shares of capital stock in the Corporation shall acquire the same subject to the provisions of these Amended and Restated Articles of Incorporation and the By-Laws of the Corporation.

     (4) No holder of shares of capital stock of the Corporation by virtue of being such a holder shall have any preemptive or other right to purchase or subscribe for any shares of the Corporation's capital stock or any other security that the Corporation may issue or sell other than a right that the Board of Directors in its discretion may determine to grant.

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                                                                               5

     (5) The Board of Directors shall have authority by resolution to classify and reclassify any authorized but unissued shares of capital stock from time to time by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of the capital stock. A majority of the entire Board of Directors, without action by the stockholders, may amend the Amended and Restated Articles of Incorporation to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue.

     (6) The Board of Directors is hereby empowered to authorize the issuance from time to time of shares of its stock of any class or series, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration as may be deemed advisable by the Board of Directors and without any action by the stockholders.

     (7) Notwithstanding any provision of law requiring any action to be taken or authorized by the affirmative vote of the holders of a greater proportion of the votes of all classes or of any class of stock of the Corporation, such action shall be effective and valid if taken or authorized by the affirmative vote of a majority of the total number of votes entitled to be cast thereon, except as otherwise provided in these Amended and Restated Articles of Incorporation.

     (8) The Corporation shall not be obligated to issue certificates representing shares of capital stock. At the time of issue or transfer of shares without certificates, the Corporation shall provide the stockholder with such information as may be required under the Maryland General Corporation Law and the Maryland Uniform Commercial Code - Investment Securities.

                                    ARTICLE V

                               BOARD OF DIRECTORS

     (1) The number of directors constituting the Board of Directors shall initially be one (1). This number may be changed pursuant to the By-Laws of the Corporation, but shall at no time be less than the minimum number required under the Maryland General Corporation Law nor more than twenty-five (25). The name of the initial director is: Heath B. McLendon.

     (2) Beginning with the first annual meeting of stockholders of the Corporation (the "first annual meeting") and if at such time, the number of directors shall be three (3) or more, the Board of Directors of the Corporation shall be divided into three classes: Class I, Class II and Class III. At the first annual meeting, directors of Class I shall be elected to the Board of Directors for a term expiring at the next succeeding annual meeting of stockholders, directors of Class II shall be elected to the Board of Directors for a term expiring at the second succeeding annual meeting of stockholders and directors

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                                                                               6

of Class III shall be elected to the Board of Directors for a term expiring at the third succeeding annual meeting of stockholders. At each subsequent annual meeting of stockholders, the directors chosen to succeed those whose terms are expiring shall be identified as being of the same class as the directors whom they succeed and shall be elected for a term expiring at the time of the third succeeding annual meeting of stockholders subsequent to their election, or thereafter in each case when their respective successors are elected and qualified. If the number of directors is changed, any increase or decrease shall be apportioned among the classes by resolution of the Board of Directors so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director.

     (3) A director of the Corporation may be removed from office only for cause and then only by vote of the holders of at least seventy-five percent (75%) of the votes entitled to be cast for the election of directors.

     (4) In furtherance, and not in limitation, of the powers conferred by the laws of the State of Maryland, the Board of Directors is expressly authorized:

          (i) To make, alter or repeal the By-Laws of the Corporation, except as otherwise required by the 1940 Act.

          (ii) From time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the books and accounts of the Corporation, or any of them other than the stock ledger, shall be open to the inspection of the stockholders. No stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by law or authorized by resolution of the Board of Directors.

          (iii) Without the assent or vote of the stockholders, to authorize the issuance from time to time of shares of the capital stock of any class of the Corporation, whether now or hereafter authorized, and securities convertible into shares of capital stock of the Corporation of any class or classes, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable.

          (iv) Without the assent or vote of the stockholders, to authorize and issue obligations of the Corporation, secured or unsecured, as the Board of Directors may determine, and to authorize and cause to be executed mortgages and liens upon the real or personal property of the Corporation.

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                                                                               7

          (v) To establish the basis or method for determining the value of the assets and the amount of the liabilities of the Corporation and the net asset value of each share of the Corporation's capital stock.

          (vi) To determine what accounting periods shall be used by the Corporation for any purpose; to set apart out of any funds of the Corporation reserves for such purposes as it shall determine and to abolish the same; to declare and pay any dividends and distributions in cash, securities or other property from any funds legally available therefor, at such intervals as it shall determine; to declare dividends or distributions by means of a formula or other method of determination, at meetings held less frequently than the frequency of the effectiveness of such declarations; and to establish payment dates for dividends or any other distributions on any basis, including dates occurring less frequently than the effectiveness of declarations thereof.

          (vii) In addition to the powers and authorities granted in these Amended and Restated Articles of Incorporation and by statute expressly conferred upon it, the Board of Directors is authorized to exercise all powers and do all acts that may be exercised or done by the Corporation pursuant to the provisions of the laws of the State of Maryland, these Amended and Restated Articles of Incorporation and the By-Laws of the Corporation.

     (5) Any determination made in good faith, and in accordance with these Amended and Restated Articles of Incorporation, if applicable, by or pursuant to the direction of the Board of Directors, with respect to the amount of assets, obligations or liabilities of the Corporation, as to the amount of net income of the Corporation from dividends and interest for any period or amounts at any time legally available for the payment of dividends, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating reserves or as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which the reserves or charges have been created has been paid or discharged or is then or thereafter required to be paid or discharged), as to the value of any security owned by the Corporation, as to the determination of the net asset value of shares of any class of the Corporation's capital stock, or as to any other matters relating to the issuance, sale or other acquisition or disposition of securities or shares of capital stock of the Corporation, and any reasonable determination made in good faith by the Board of Directors whether any transaction constitutes a purchase of securities on "margin," a sale of securities "short," or an underwriting or the sale of, or a participation in any underwriting or selling group in connection with the public distribution of, any securities, shall be final and conclusive, and shall be binding upon the Corporation and all holders of shares of its capital stock, past, present and future, and shares of the capital stock of the Corporation are issued and sold on the condition and understanding, evidenced by the

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                                                                               8

purchase of shares of capital stock or acceptance of share certificates, that any and all such determinations shall be binding as aforesaid. No provision of these Amended and Restated Articles of Incorporation shall be effective to require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or the 1940 Act, or of any valid rule, regulation or order of the Securities and Exchange Commission under those Acts.

                                   ARTICLE VI

                          LIABILITY AND INDEMNIFICATION

     (1) To the fullest extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, no director or officer of the Corporation shall have any personal liability to the Corporation or its stockholders for monetary damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the Corporation whether or not such person is a director or officer at the time of any proceeding in which liability is asserted.

     (2) The Corporation shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent that indemnification of directors is permitted by the Maryland General Corporation Law. The Corporation shall indemnify and advance expenses to its officers to the same extent as its directors and may do so to such further extent as is consistent with law. The Board of Directors may by By-Law, resolution or agreement make further provision for indemnification of directors, officers, employees and agents to the fullest extent permitted by the Maryland General Corporation Law. This indemnification applies to events occurring at the time a person serves as a director or officer of the Corporation whether or not such person is a director or officer at the time of any proceeding in which liability is asserted.

     (3) No provision of these Amended and Restated Articles of Incorporation shall be effective to protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

     (4) References to the Maryland General Corporation Law in this Article VI are to that law as from time to time amended. No amendment to the Corporation's Articles of Incorporation shall affect any right of any person under this
Article VI based on any event, omission or proceeding prior to such amendment.

                                   ARTICLE VII

                                SHAREHOLDER VOTE

     (1) Notwithstanding any other provision of these Amended and Restated Articles of Incorporation, the affirmative vote of the holders of (i) eighty percent (80%) of the votes entitled to be cast thereon by shareholders of the Corporation and (ii) in the

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                                                                               9

case of a Business Combination (as defined below), 66 2/3% of the votes entitled to be cast thereon by shareholders of the Corporation other than votes entitled to be cast thereon by an Interested Party (as defined below) who is (or whose Affiliate (as defined below) is) a party to a Business Combination (as defined below) or an Affiliate or associate of the Interested Party, in addition to the affirmative vote of seventy-five percent (75%) of the entire Board of Directors, shall be required to advise, approve, adopt or authorize any of the following:

          (i) a merger, consolidation or statutory share exchange of the Corporation with or into another person;

          (ii) issuance or transfer by the Corporation (in one or a series of transactions in any 12 month period) of any securities of the Corporation to any person or entity for cash, securities or other property (or combination thereof) having an aggregate fair market value of $1,000,000 or more, excluding issuances or transfers of debt securities of the Corporation, sales of securities of the Corporation in connection with a public offering, issuances of securities of the Corporation pursuant to a dividend reinvestment plan adopted by the Corporation, issuances of securities of the Corporation upon the exercise of any stock subscription rights distributed by the Corporation and portfolio transactions effected by the Corporation in the ordinary course of business;

          (iii) sale, lease, exchange, mortgage, pledge, transfer or other disposition by the Corporation (in one or a series of transactions in any 12 month period) to or with any person or entity of any assets of the Corporation having an aggregate fair market value of $1,000,000 or more except for portfolio transactions (including pledges of portfolio securities in connection with borrowings) effected by the Corporation in the ordinary course of its business (transactions within clauses (i), (ii) and (iii) above being known individually as a "Business Combination");

          (iv) the voluntary liquidation or dissolution of the Corporation, or an amendment to these Amended and Restated Articles of Incorporation to terminate the Corporation's existence; or

          (v) unless the 1940 Act or federal law requires a lesser vote, any shareholder proposal as to specific investment decisions made or to be made with respect to the Corporation's assets as to which stockholder approval is required under Federal or Maryland law.

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                                                                              10

     However, the shareholder vote described in Paragraph (1) of this Article VII will not be required with respect to the foregoing transactions (other than those set forth in (v) above) if they are approved by a vote of seventy-five percent (75%) of the Continuing Directors (as defined below). In that case, if Maryland law requires shareholder approval, the affirmative vote of a majority of the votes entitled to be cast shall be required.

          (i) "Continuing Director" means any member of the Board of Directors of the Corporation who is not an Interested Party or an Affiliate of an Interested Party and has been a member of the Board of Directors for a period of at least 12 months, or has been a member of the Board of Directors since June 20, 2002, or is a successor of a Continuing Director who is unaffiliated with an Interested Party and is recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the Board of Directors.

          (ii) "Interested Party" shall mean any person, other than an investment company advised by the Corporation's initial investment manager or any of its Affiliates, which enters, or proposes to enter, into a Business Combination with the Corporation.

          (iii) "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

     (2) Notwithstanding any other provision of these Amended and Restated Articles of Incorporation, the affirmative vote of seventy-five percent (75%) of the entire Board of Directors shall be required to advise, approve, adopt or authorize the conversion of the Corporation from a closed-end company to an open-end company, and any amendments necessary to effect the conversion. Such conversion or any such amendment shall also require the approval of the holders of seventy-five percent (75%) of the votes entitled to be cast thereon by stockholders of the Corporation unless approved by a vote of seventy-five percent (75%) of the Continuing Directors, in which event such conversion shall require the approval of the holders of a majority of the votes entitled to be cast thereon by stockholders of the Corporation.

     (3) For any stockholder proposal to be presented in connection with an annual meeting of stockholders of the Corporation, including any proposal relating to the nomination of a director to be elected to the Board of Directors of the Corporation, the stockholders must have given timely notice thereof in writing to the Secretary of the Corporation in the manner and containing the information required by the By-Laws of the Corporation. Stockholder proposals to be presented in connection with a special meeting of stockholders will be presented by the Corporation only to the extent required by

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Section 2-502 of the Maryland General Corporation Law and the By-Laws of the
Corporation.

                                  ARTICLE VIII

                                   AMENDMENTS

     (1) The Corporation reserves the right from time to time to make any amendment to these Amended and Restated Articles of Incorporation, now or hereafter authorized by law, including any amendment that alters the contract rights, as expressly set forth in these Amended and Restated Articles of Incorporation, of any outstanding capital stock of the Corporation by classification, reclassification or otherwise.

     (2) In addition to the voting requirements imposed by law or by any other provision of these Amended and Restated Articles of Incorporation, the provisions set forth in this Article VIII, the provisions of Article II hereof, the provisions of Sections (2) and (3) of Article V hereof, the provisions of these Amended and Restated Articles of Incorporation setting the maximum number of Directors at twenty-five (25), the provisions of Article VII and the provisions of Article IX (except as provided in Section (1) of Article VII) hereof, may not be amended, altered or repealed in any respect, nor may any provision inconsistent with this Article VIII, the provisions of Sections (2) and (3) of Article V hereof, the provision setting the maximum number of Directors or the provisions of Article VII hereof be adopted, unless such action is advised by seventy-five percent (75%) of the entire Board of Directors and approved by the affirmative vote of the holders of at least seventy-five percent (75%) of the votes entitled to be cast by stockholders of the Corporation.

                                   ARTICLE IX

                               PERPETUAL EXISTENCE

     The duration of the Corporation shall be perpetual.

     IN WITNESS WHEREOF, REAL ESTATE INCOME FUND INC. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on June 19, 2002.

WITNESS:                               REAL ESTATE INCOME FUND INC.



/s/  Christina T. Sydor                By:  /s/  R. Jay Gerken
----------------------------              ---------------------------
     Christina T. Sydor                          R. Jay Gerken
     Secretary                                   President



     THE UNDERSIGNED, President of REAL ESTATE INCOME FUND INC., who executed on behalf of the Corporation the foregoing Amended and Restated Articles of Incorporation of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Amended and Restated Articles of Incorporation to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                                        /s/  R. Jay Gerken
                                                        ------------------
                                                             R. Jay Gerken
                                                             President